EXHIBIT 10.3
                           LEASE WITH PURCHASE OPTION

BY THIS AGREEMENT made and entered into on July 18, 1997, between Leo D Bores Leara A. Bores, herein referred to as Lessor, and Arizona Glaucoma Institute, Inc. herein referred to as Lessee, Lessor leases to Lessee the premises situated at 8049 N. 85th Way, in the City of Scottsdale, County of Maricopa, State of Arizona, and more particularly described as follows: The Bores Eye Clinic together with all appurtenances, for a term of two (2) years, to commence on August 1, 1997, and to end on July 31, 1999. at o'clock .m.

1. RENT. Lessee agrees to pay, without demand, to Lessor as rent for the demised premises the sum of Three Thousand Five Hundred dollars ($3,500.00) per month in advance on the 1st day of each calendar month beginning August 1, 1997 payable at 8049 N. 85th Way City of Scottsdale, State of Arizona or at such other place as Lessor may designate.

2. [INTENTIONALLY DELETED PARAGRAPH]

3. QUIET ENJOYMENT. Lessor covenants that on paying the rent and performing the covenants herein contained, Lessee shall peacefully and quietly have, hold, and enjoy the demised premises for the agreed term.

4. USE OF PREMISES. The demised premises shall be used and occupied by Lessee exclusively as a glaucoma and medical clinic, and neither the premises nor any part thereof shall be used at any time during the term of this lease by Lessee for any other purpose. Lessee shall comply with all the sanitary laws, ordinances, rules, and orders of appropriate governmental authorities affecting the cleanliness, occupancy, and preservation of the demised premises, and the sidewalks connected thereto, during the term of this lease.

5. CONDITION OF PREMISES. Lessee stipulates that it has examined the demised premises, including the grounds and all buildings and improvements, and that they are, at the time of this lease, in good order, repair, and in a safe, clean, and tenantable condition.

6. ASSIGNMENT AND SUBLETTING. Without the prior written consent of Lessor, Lessee shall not assign this lease, or sublet or grant any concession or license to use the premises or any part thereof. A consent by Lessor to one assignment, subletting, concession, or license shall not be deemed to be a consent to any subsequent assignment, subletting, concession, or license. An assignment, subletting, concession, or license without the prior written consent of Lessor, or an assignment or subletting by operation of law, shall be void and shall, at Lessor's option, terminate this lease.

7. ALTERATIONS AND IMPROVEMENTS. Lessee shall make no alterations to the buildings or the demised premises or construct any building or make other improvements on the demised premises without the prior written consent of Lessor. All alterations, changes, and improvements built, constructed, or placed on the demised premises by Lessee, with the exception of fixtures removable without damage to the premises and movable personal property, shall, unless otherwise provided by written agreement between Lessor and Lessee, be the property of Lessor and remain on the demised premises at the expiration or upon sooner termination of this lease.

8. DAMAGE TO PREMISES. If the demised premises, or any part thereof shall be partially damaged by fire or other casualty not due to Lessee's negligence or willful act or that of its employee, family, agent, or visitor, the premises shall be promptly repaired by Lessor and there shall be an abatement or rent corresponding with the time during which, and the extent to which, the leased premises may have been untenantable; but if the leased premises should be damaged other than by Lessee's negligence or willful act or that of its employee, family, agent, or visitor to the extent that Lessor shall decide not to rebuild or repair, the term of this lease shall end and the rent shall be prorated up to the time of the damage.

9. DANGEROUS MATERIALS. Lessee shall not keep or have on the leased premises anything of a dangerous, inflammable, or explosive character that might unreasonably increase the danger of fire on the leased premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

10. UTILITIES. Lessee shall be responsible for arranging for and paying for all utility services required on the premises.

11. MAINTENANCE AND REPAIR. Lessee will, at its sole expense, keep and maintain the leased premises and appurtenances in good and sanitary condition and repair during the term of this lease and any renewal thereof. In particular, Lessee shall keep the fixtures on or about the leased premises in good order and repair; keep the furnace clean; keep the electric bells in order; keep the walks free from dirt and debris; and, at his sole expense, shall make all required repairs to the plumbing, range. heating apparatus, and electric and gas fixtures whenever damage thereto shall have resulted from Lessee's misuse, waste, or neglect or that of his employee, family, agent, or visitor. Major maintenance and repair of the leased premises, not due to Lessee's misuse, waste, or neglect or that of its employee, family, agent, or visitor, shall be the responsibility of Lessor or its assigns.

12. RIGHT OF INSPECTION. Lessor and his agents shall have the right at all reasonable times during the term of this lease and any renewal thereof to enter the demised premises for the purpose of inspecting the premises and all building and improvements thereon.

13.             [INTENTIONALLY DELETED PARAGRAPH]

14.             [INTENTIONALLY DELETED PARAGRAPH]

15. HOLDOVER BY LESSEE. Should Lessee remain in possession of the demised premises with the consent of Lessor after the natural expiration of this lease, a new month-to-month tenancy shall be created between Lessor and Lessee which shall be subject to all the terms and conditions hereof but shall he terminated on days' written notice served by either Lessor or Lessee on the other party.

16. SURRENDER OF PREMISES. At the expiration of the lease term, Lessee shall quit and surrender the premises hereby demised in as good state and condition as they were at the commencement of this lease, reasonable use and wear thereof and damages by the elements excepted

17. DEFAULT. If any default is made in the payment of rent, or any part thereof, at the times hereinbefore specified, or if any default is made in the performance of or compliance with any other term or condition hereof, this lease, at the option of Lessor, shall terminate and be forfeited, and Lessor may re-enter the premises and remove all persons therefrom. Lessee shall be given written notice of any default or breach, and termination and forfeiture of the lease shall not result if, within 15 days of receipt of such notice, Lessee has corrected the default or breach or has taken action reasonably likely to effect such correction within a reasonable time. Lessee shall pay all reasonable attorneys' fees necessary to enforce lessor's rights.

18. ABANDONMENT. If at any time during the term of this lease Lessee abandons the demised premises or any part thereof, Lessor may, at his option, enter the demised premises by any means without being liable for any prosecution therefore, and without becoming liable to Lessee for damages or for any payment of any kind whatever, and may, at his discretion, as agent for Lessee, relet the demised premises, or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Lessor's option, hold Lessee liable for any difference between the rent that would have been payable under this lease during the balance of the unexpired term, if this lease had continued in force, and the net rent for such period realized by Lessor by means of such reletting. If Lessor's right of re-entry is exercised following abandonment of the premises by Lessee, then Lessor may consider any personal property belonging to Lessee and left on the premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and is hereby relieved of all liability for doing so.

19. BINDING EFFECT. The Covenants and conditions herein contained shall apply to and bind the heirs, legal representatives, and assigns of the parties hereto, and all covenants are to be construed as conditions of this lease.

20. PURCHASE OPTION. It is agreed that Lessee shall have the option to purchase real estate known as:
for the purchase price or Four Hundred Thousand Dollars ($400,000,00) and with a closing date no later than 30 days thereafter. This purchase option must be exercised in writing no later than July 1, 1999 , but shall not be effective should the Lessee be in default under any terms of this lease or upon any termination of this lease.

IN WITNESS WHEREOF; the parties have executed this lease on the day and year first above written.

/s/ Leo D. Bores                        Arizona Glaucoma Institute, Inc.
-----------------------------           ----------------------------------
Lessor                                  Lessee

/s/ Leara A. Bores                   By: /s/ G. Richard Smith,
-----------------------------           ----------------------------------
Lessor                                       G. Richard Smith, President

                                ADDENDUM TO LEASE
                              WITH PURCHASE OPTION


     This Addendum dated July 18, 1997 (the "Addendum") to a Lease with Purchase Option dated July 18, 1997 (the "Lease")by and between Leo D. Bores and Leara A. Bores ("Lessor") and Arizona Glaucoma Institute, Inc. ("Lessee").

     1. The rental sum to be paid by Lessor as described in Paragraph 1 of the Lease shall be paid by Lessor to an escrow agent satisfactory to Lessor, who shall be under instructions to pay the appropriate sums to the holder of the first deed of trust, the insurance company and the county tax assessor.

     2. At the closing of the purchase by Lessee as described in Paragraph 20 of the Lease, Lessor shall deliver to Lessee a warranty deed for the premises unencumbered and free from any deed of trust and liability, except for assessed but unpaid taxes on the premises. Such taxes and prepaid annual insurance premiums on the premises shall be pro-rated between the parties through the date of closing.

     3. Lessor agrees that he will not place any deed of trust or debt upon the property which has a principal amount in excess of $350,000.

     4. Lessee agrees that it shall rent the premises, as well as Lessee's personal property and personnel located on the premises, to Lessor for not more than one (1) day per five day work week with which Lessor may continue his private practice of medicine; provided, however, that Lessee's glaucoma treatment business does not need the premises for that one day per week. Lessee shall charge Lessor for such one day per week, if used by Lessor, at Lessee's cost for the premises, personal property and personnel, as determined by generally accepted accounting principles prior to Lessee making all license, management and other required payments to its parent and affiliated corporations.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum, effective as of the date first above written.


/S/ Leo D. Bores                         Arizona Glaucoma Institute, Inc.
---------------------------              Lessee
Lessor

/s/ Leara A. Bores                      By: /s/ G. Richard Smith
---------------------------                ------------------------------------
Lessor                                          G. Richard Smith, President